Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SAN FRANCISCO, CA 94104 (415) 772 1200 (415) 772 7400 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, D.C.
FOUNDED 1866

May 15, 2007

DaVita Inc.

601 Hawaii Street

El Segundo, California 90245

Re:	$400,000,000 6 5/8% Senior Notes due 2013

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by DaVita Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Exhibit A attached hereto (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $400,000,000 aggregate principal amount of the Company’s 6 5/8% Senior Notes due 2013 (the “Exchange Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of outstanding 6 5/8% Senior Notes due 2013 (the “Outstanding Notes”).

Each of the Outstanding Notes is, and each of the Exchange Notes will be, guaranteed (the “Guarantees”) by the Guarantors. The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of March 22, 2005 (as amended and supplemented, the “Indenture”), among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”).

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the form of Exchange Note, the form of the notation of Guarantee and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. With respect to any instrument or agreement executed or to be executed by any party other than the Company, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such other party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and (ii) such other party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and (other than with respect to

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

DaVita Inc.

May 15, 2007

the Guarantors and as set forth in numbered paragraph 5) is a valid, binding and enforceable agreement or obligation, as the case may be, of, such other party.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2. The Indenture has been duly authorized, executed and delivered by the Company.

3. The Company has the requisite corporate power and authority to execute and deliver and perform its obligations under the Indenture and the Exchange Notes.

4. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act, and (ii) Exchange Notes shall have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of a like principal amount of the Outstanding Notes in the manner described in the Registration Statement, such Exchange Notes will be legally issued and valid and binding obligations of the Company, except that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

5. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act, (ii) the Exchange Notes shall have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of a like principal amount of the Outstanding Notes in the manner described in the Registration Statement, and (iii) the notation of Guarantee of each Guarantor has been executed by such Guarantor, the Guarantee of each Guarantor will be a legally issued and valid and binding obligation of such Guarantor, except that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

This opinion letter is limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction (other than the federal securities laws). We assume no obligation to update or supplement this opinion

DaVita Inc.

May 15, 2007

letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP

Exhibit A

Name
1.	Astro, Hobby, West Mt. Renal Care Limited Partnership
2.	Bay Area Dialysis Partnership
3.	Beverly Hills Dialysis Partnership
4.	Carroll County Dialysis Facility, Inc.
5.	Continental Dialysis Center of Springfield-Fairfax, Inc.
6.	Continental Dialysis Centers, Inc.
7.	DaVita Nephrology Associates of Utah, L.L.C.
8.	DaVita – West, LLC
9.	Dialysis Center of Abilene, LP
10.	Dialysis Holdings, Inc.
11.	Dialysis Specialists of Dallas, Inc.
12.	Downriver Centers, Inc.
13.	DVA Healthcare Nephrology Partners, Inc.
14.	DVA Healthcare of Maryland, Inc.
15.	DVA Healthcare of Massachusetts, Inc.
16.	DVA Healthcare of Pennsylvania, Inc.
17.	DVA Healthcare Procurement Services, Inc.
18.	DVA Healthcare Renal Care, Inc.
19.	DVA Laboratory Services, Inc.
20.	DVA Nephrology Partners, Inc.
21.	DVA Nephrology Services, Inc.
22.	DVA of New York, Inc.
23.	DVA Renal Healthcare, Inc.
24.	DVA Supply Corp.
25.	East End Dialysis Center, Inc.
26.	Eastmont Dialysis Partnership
27.	Elberton Dialysis Facility, Inc.
28.	Flamingo Park Kidney Center, Inc.
29.	Freehold Artificial Kidney Center, LLC
30.	Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership
31.	Kidney Care Rx, Inc.
32.	Kidney Care Services, LLC
33.	Lincoln Park Dialysis Services, Inc.
34.	Mason-Dixon Dialysis Facilities, Inc.
35.	Mid-City New Orleans Dialysis Center, LLC
36.	Nephrology Medical Associates of Georgia, LLC
37.	Neptune Artificial Kidney Center, LLC
38.	North Atlanta Dialysis Center, LLC
39.	Ontario Dialysis Center, LLC
40.	Open Access Sonography, Inc.
41.	Orange Dialysis, LLC
42.	Pacific Coast Dialysis Center

A-1

43.	PDI Holdings, Inc.
44.	PDI Supply, Inc.
45.	Peninsula Dialysis Center, Inc.
46.	Physicians Dialysis Acquisitions, Inc.
47.	Physicians Dialysis Ventures, Inc.
48.	Physicians Dialysis, Inc.
49.	Renal Life Link, Inc.
50.	Renal Treatment Centers – California, Inc.
51.	Renal Treatment Centers – Hawaii, Inc.
52.	Renal Treatment Centers – Illinois, Inc.
53.	Renal Treatment Centers – Mid-Atlantic, Inc.
54.	Renal Treatment Centers – Northeast, Inc.
55.	Renal Treatment Centers – Southeast, LP
56.	Renal Treatment Centers – West, Inc.
57.	Renal Treatment Centers, Inc.
58.	RMS DM, LLC
59.	RTC - Texas Acquisition, Inc.
60.	RTC Holdings, Inc.
61.	RTC TN, Inc.
62.	Sierra Rose Dialysis Center, LLC
63.	South Shore Dialysis Center, LP
64.	Southeast Florida Dialysis, LLC
65.	Southwest Atlanta Dialysis Centers, LLC
66.	Total Acute Kidney Care, Inc.
67.	Total Renal Care of Colorado, Inc.
68.	Total Renal Care of Utah, L.L.C.
69.	Total Renal Care Texas Limited Partnership
70.	Total Renal Care, Inc.
71.	Total Renal Care/Eaton Canyon Dialysis Center Partnership
72.	Total Renal Care/Peralta Renal Center Partnership
73.	Total Renal Care/Piedmont Dialysis Partnership
74.	Total Renal Laboratories, Inc.
75.	Total Renal Research, Inc.
76.	TRC – Indiana, LLC
77.	TRC of New York, Inc.
78.	TRC West, Inc.
79.	Tri-City Dialysis Center, Inc.

A-2